U.S. Provisional Patent Application Docket No.: 24RMA07
Date: June 5, 2024

INVENTORS:

Dat Minh Doan, Henry D. Fahman, Thuy Thi Thanh Nguyen, Hoang Dinh Vo

MULTI-IMPULSE ENERGY SYSTEM

This is to certify that the United States Patent and Trademark Office has received a Provisional Patent Application for a new and useful invention entitled "MULTI-IMPULSE ENERGY SYSTEM." The requirements of law have been complied with.

Therefore, the invention disclosed in the above referenced U.S. provisional patent application is legally "Patent Pending," within the United States of America.

Rhema Law Group, P.C.

John Tran

John D. Tran, Registered Patent Attorney